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                                                                    EXHIBIT d(6)



                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 29th day of August, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and T. ROWE PRICE ASSOCIATES, INC., hereinafter referred to as the "SUB-ADVISER."

         VALIC and the SUB-ADVISER recognize the following:

                  (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

                  (b) VALIC is engaged as the investment adviser of North American Funds Variable Product Series I ("NAF Variable") (formerly known as American General Series Portfolio Company), pursuant to an Investment Advisory Agreement between VALIC and NAF Variable, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. NAF Variable is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c) NAF Variable currently consists of twenty-one portfolios ("Funds"):
                           North American - AG Asset Allocation Fund
                           North American - AG Capital Conservation Fund
                           North American - AG Government Securities Fund
                           North American - AG Growth & Income Fund
                           North American - AG International Equities Fund North American - AG International Government Bond Fund
                           North American - AG Large Cap Growth Fund
                           North American - AG MidCap Index Fund
                           North American - AG 1 Money Market Fund
                           North American - AG Nasdaq-100(R) Index Fund
                           North American - AG Small Cap Index Fund
                           North American - AG Social Awareness Fund
                           North American - AG Stock Index Fund
                           North American - American Century Income & Growth
                           Fund
                           North American - American Century International Growth Fund
                           North American Core Equity Fund
                           North American - Founders/T. Rowe Price Small Cap
                           Fund
                           North American - Putnam Opportunities Fund
                           North American - T. Rowe Price Blue Chip Growth Fund North American - T. Rowe Price Health Sciences Fund North American - T. Rowe Price Science & Technology Fund

                           In accordance with NAF Variable's Articles of Incorporation (the "Articles"), new Funds may be added to NAF Variable upon approval of NAF Variable's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

                  (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

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                  (e)      VALIC desires to enter into an Investment
                           Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Funds which VALIC determines from time to time to assign to the SUB-ADVISER.

                  (f) This Agreement supercedes all previous agreements for any of the Covered Funds shown on Schedule A.

         VALIC and the SUB-ADVISER agree as follows:

1.       SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

         The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and NAF Variable's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), NAF Variable's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by NAF Variable's Board of Directors and provided to the SUB-ADVISER shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

         The SUB-ADVISER will assist the Covered Funds and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Funds for which the SUB-ADVISER has responsibility on a monthly basis (unless otherwise agreed upon by the parties hereto) and at such other times as VALIC shall reasonably request.

         In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Funds the best execution of portfolio transactions. Subject to approval by NAF Variable's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.

         The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Funds with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Funds considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination of such economic benefit to the Covered Funds by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Funds is

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         benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

         VALIC may direct the SUB-ADVISER to use a particular broker or dealer for one or more trades if, in the sole opinion of VALIC, it is in the best interest of the Covered Funds to do so. Any such direction shall be in writing and in a form satisfactory to SUB-ADVISER.

         VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Funds' Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Funds and to execute for the Covered Funds as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Funds as the SUB-ADVISER deems necessary or desirable, direct the Covered Funds' Custodian to deposit for the Covered Funds original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

         The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and NAF Variable's Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and NAF Variable promptly upon their reasonable written request all of the Covered Funds' investment records and ledgers to assist VALIC and NAF Variable in compliance with respect to each Covered Funds' securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish NAF Variable's Board of Directors such periodic and special reports as VALIC and NAF Variable's Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Funds are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of NAF Variable has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or NAF Variable to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Funds and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of NAF Variable.

         Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

         The SUB-ADVISER will not hold money or investments on behalf of NAF Variable. The money and investments will be held by the Custodian of NAF Variable. The SUB-ADVISER will arrange for the transmission to the Custodian for NAF Variable, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Funds. The SUB-ADVISER further shall have the authority to instruct the Custodian of NAF Variable (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for

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         NAF Variable (ii) to deliver securities and other property against payment for NAF Variable, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

         The SUB-ADVISER will perform cash management services for the Covered Funds. The SUB-ADVISER may invest cash or cash equivalents in the Reserve Investment Funds, Inc., which are internally managed money market funds that are for the exclusive use of the T. Rowe Price mutual funds and clients of T. Rowe Price.

         The SUB-ADVISER will not have proxy voting responsibilities. The proxy voting function will be performed by VALIC.

         The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or NAF Variable other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

         Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.

2.       COMPENSATION OF THE SUB-ADVISER

         VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Funds' average daily net asset value computed for each Covered Funds as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of NAF Variable. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

         The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in NAF Variable's Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

         If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

         The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of NAF Variable.

3.       SCOPE OF THE SUB-ADVISER'S ACTIVITIES

         VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Funds and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Funds. In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained

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         herein shall be deemed to limit or restrict the right of the
         SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

         The SUB-ADVISER shall not be liable to VALIC, NAF Variable, or to any shareholder in the Covered Funds, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

         VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Funds is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Funds complies with such Code diversification provisions, as directed by VALIC.

4.       REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

         The SUB-ADVISER represents, warrants, and agrees as follows:

         (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement,
                  (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and NAF Variable with a copy of such code of ethics together with evidence of its adoption.

         (c) The SUB-ADVISER has provided VALIC and NAF Variable with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

         VALIC represents, warrants, and agrees as follows:

                  VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify

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                  VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.       TERM OF AGREEMENT

         This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Funds, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of NAF Variable's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of NAF Variable's Board of Directors or a majority of that Covered Funds' outstanding voting securities.

         This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and NAF Variable as it relates to any Covered Funds; provided that the termination of an Interim Investment Advisory Agreement between NAF Variable and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Funds at any time, without the payment of any penalty, by vote of NAF Variable's Board of Directors or by vote of a majority of that Covered Funds' outstanding voting securities on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.       OTHER MATTERS

         The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or NAF Variable with respect to them.

         The SUB-ADVISER agrees that all books and records which it maintains for the Covered Funds are the Covered Funds' property. The SUB-ADVISER also agrees upon request of VALIC or NAF Variable, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         VALIC has herewith furnished the SUB-ADVISER copies of NAF Variable's Prospectus, Statement of Additional Information, Articles and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

         The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Funds in writing signed or sent by any of the persons whose names,

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         addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

         VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Funds or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Funds as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

         VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or
         (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Funds, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

         The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Investment Sub-Advisory Agreement, including a negligent failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in section 817(h), and the qualification standards of Subchapter M of the Code, as amended, and the regulations thereunder, (other than a failure which is subsequently timely corrected by the SUB-ADVISER in accordance with applicable law and regulations such that no loss is incurred by VALIC or a Covered Funds) or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Funds to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

7.       CHOICE OF LAW

         This Agreement shall be interpreted in accordance with the laws of the State of Texas and all questions concerning its validity, construction, or otherwise, shall be determined under the laws of the State of Texas.

8.       INVALID PROVISION

         The invalidity or enforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such provision were omitted.

9.       AMENDMENT AND WAIVER

         Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

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10.      NOTICES

         All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

                  If to VALIC:

                  Attn:  Nori L. Gabert, Esq.
                  2929 Allen Parkway
                  Houston, Texas 77019
                  Tel:  (713) 831-5165
                  Fax:  (713) 831-2258

                  If to SUB-ADVISER:

                  100 East Pratt Street
                  Baltimore, Maryland 21202
                  Attn:  General Counsel

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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                            THE VARIABLE ANNUITY LIFE INSURANCE
                                            COMPANY

                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


ATTEST:

Attest:
       -------------------------------------
Name:
       -------------------------------------
Title:
       -------------------------------------


                                            T. Rowe Price Associates, Inc.


                                            By:
                                                  -----------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

ATTEST:

Attest:
       -------------------------------------
Name:
       -------------------------------------
Title:
       -------------------------------------

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